UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

Janus Aspen Series

(Exact Name of Registrant as Specified in Charter)

151 Detroit Street, Denver, Colorado 80206-4805

(Address of Principal Executive Offices)

303-333-3863

(Registrant’s Telephone No., including Area Code)

Abigail Murray — 151 Detroit Street, Denver, Colorado 80206-4805

(Name and Address of Agent for Service)

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Janus Henderson Global Technology and Innovation Portfolio and

Janus Henderson Research Portfolio,

each a series of Janus Aspen Series

** TIME SENSITIVE **

Dear Shareholder:

The Special Meeting of Shareholders of Janus Henderson Global Technology and Innovation Portfolio and Janus Henderson Research Portfolio will reconvene on February 18, 2025. This letter was sent to you because you held shares on the record date and as we go to print, we have not received your vote.

All shareholders of each Portfolio are being asked to approve reclassifying the diversification status of their Portfolio from diversified to nondiversified and eliminating a related fundamental investment restriction and shareholders of Janus Henderson Global Technology and Innovation Portfolio also are being asked to modify their Portfolio’s fundamental concentration policy.

Your vote is needed now, no matter how you vote.

The Board of Trustees of the Portfolios believes that the proposals are in the best interest of each Portfolio and has recommended that shareholders vote “FOR” the proposals.

Voting is Quick and Easy. Please vote today using one of the following options:

1.	VOTE ONLINE

Log on to the website or scan the QR code shown on your proxy card. Please have your proxy card in hand and follow the on-screen instructions.

2.	VOTE BY TOUCH-TONE TELEPHONE

Call the automated tollfree number listed on your proxy card. Please have your proxy card in hand and follow the recorded instructions.

3.	VOTE WITH A LIVE AGENT

If you would like to vote with a live agent you can call (866) 467-3858 and provide your control number and the agent will process your vote over the phone. You will receive a confirmation in the mail of your vote within 5 days.

4.	VOTE BY MAIL

Complete, sign and date the proxy card and then return it in the enclosed postage paid envelope.

A copy of the Proxy Statement may be viewed or downloaded at the website listed on your proxy card. If you have any questions regarding the proposals, or need assistance with voting, please call Computershare Fund Services, the Portfolios’ proxy solicitor, toll free at 1-866-467-3858.

Thank you for your prompt attention to this matter. If you have already voted, we appreciate your participation, and you may disregard this notice.